Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

July 28, 2016

Argos Therapeutics, Inc.

4233 Technology Drive

Durham, North Carolina 27704

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-204016) (the “Registration Statement”) filed by Argos Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), among other securities of the Company, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase shares of Common Stock, which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act for an indeterminate initial offering price, up to an aggregate amount of $125,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated July 28, 2016 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of (i) up to 9,090,909 shares of Common Stock (the “Shares”) and (ii) warrants to purchase up to 6,818,181 shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”).

The Securities are to be issued and sold by the Company pursuant to an underwriting agreement dated July 28, 2016 (the “Underwriting Agreement”) by and among the Company, Stifel, Nicolaus & Company, Incorporated and JMP Securities LLC as representatives of the several underwriters named in the Underwriting Agreement, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined signed copies of the Registration Statement and the Prospectus as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Argos Therapeutics, Inc.

July 28, 2016

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The shares of the Company’s Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Securities and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Argos Therapeutics, Inc.

July 28, 2016

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner